UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices, including zip code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2026 (the “Original Form 8-K”), on January 1, 2026, Dana Incorporated (“Dana”) completed the previously announced sale of its off-highway business to Allison Transmission Holdings, Inc. (the “Purchaser”) for a purchase price of $2.732 billion in cash, subject to certain adjustments (the “Transaction”). The Transaction was consummated pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of June 11, 2025, between Dana and the Purchaser.

This Amendment to Current Report on Form 8-K is being filed to amend and supplement the Original Form 8-K, the sole purpose of which is to provide the pro forma financial information required by Item 9.01, which was excluded from the Original Form 8-K and is filed as an exhibit hereto and is incorporated herein by reference. All other items in the Original Form 8-K remain the same.

Item 9.01.	Financial Statements and Exhibits.

(b)          Pro Forma Financial Information.

The following unaudited pro forma financial information of Dana is filed as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2025 and each of the years ended December 31, 2024 and 2023.
•	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2025.
•	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(d)         Exhibits.

The following items are filed with this report.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

	By:	/s/ Timothy R. Kraus
Date: January 7, 2026	Name:	Timothy R. Kraus
	Title:	Senior Vice President and Chief Financial Officer